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                                                                EXHIBIT 23(p)(8)

                      RITTENHOUSE FINANCIAL SERVICES, INC.

                      INSIDER TRADING POLICY/CODE OF ETHICS

I.      INTRODUCTION

        A. Insider Trading Policy.

        The purchase or sale of securities, whether for a person's own account or for the accounts of others (including an Advisory Client), or the recommendation to others of the purchase or sale of securities by an officer, director or employee of Rittenhouse Financial Services, Inc. ("Rittenhouse") on the basis (i.e., aware) of material "inside information" is unlawful under Federal securities laws. A person who is aware of material inside information must, before effecting transactions in the affected security, disclose to the public such information. If for some reason the person is unable to disclose the information (e.g., in order to protect a corporate confidence), the person must abstain from trading in or recommending such securities until the information is disclosed. Similarly, using material inside information for, or divulging material inside information only to, one's customers, who then act on the basis of the information, violates Federal securities law.

        Section 204A of the Investment Advisers Act of 1940 (the "Advisers Act") requires Rittenhouse to establish, maintain and enforce written policies and procedures designed to prevent the misuse of nonpublic information. Rittenhouse has potentially great exposure to liability or penalties under Federal securities laws for insider trading or other improper use of information by its officers, directors, or employees. Trading in the securities of a publicly-owned company on the basis of inside information may give rise to private damage lawsuits against the officer, director or employee and Rittenhouse. Disclosure of material inside information to a spouse or other relative, business or social acquaintance or other person who purchases or sells securities based on such inside information may also result in liability on the part of both the person providing the "tip" (the "tipper") and the recipient (the "tippee"), regardless of whether the tipper benefited economically from the tip.

        B. Insider Trading Policy/Code of Ethics.

        Rittenhouse expects that every officer, director and employee will conduct his or her personal investment activities in accordance with (1) the duty at all times to place the interests of Rittenhouse's Advisory Clients first, (2) the requirement that all personal securities transactions be conducted consistent with this Insider Trading Policy/Code of Ethics ("Code") and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (3) the fundamental standard that an officer, director or employee should not take advantage of his or her position.

        In view of the foregoing, Rittenhouse has adopted this Code to specify a code of conduct for certain types of securities transactions which might involve a violation of Federal securities laws, conflicts of interest or an appearance of impropriety, and to establish reporting requirements



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and enforcement procedures. This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield personnel from liability for personal trading or other conduct that violates a fiduciary duty to Advisory Clients.

II.     DEFINITIONS

        A. "Access Person" means any director, officer, or Advisory Person of Rittenhouse and those Nuveen employees deemed access persons of Rittenhouse's Code of Ethics.

        B. "Advisory Client" means an investment company or other client for which Rittenhouse serves as advisor or subadvisor.

        C. "Advisory Person" means (i) any employee of Rittenhouse (or of any company in a control relationship to Rittenhouse) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities (other than Exempt Securities) for an Advisory Client, or whose functions relate to the making of any recommendations with respect to the purchases or sales of Securities for an Advisory Client; and (ii) any natural person in a control relationship to Rittenhouse who obtains information concerning recommendations made to an Advisory Client with regard to the purchase or sale of Securities (other than Exempt Securities) for an Advisory Client.

        D. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 1 6a- 1 (a)(2) of the Securities Exchange Act of 1934 (the "Exchange Act ") in determining whether a person has Beneficial Ownership of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder. For a more detailed discussion of determining Beneficial Ownership, see footnote 1 of this Code.

        E.      "Control" shall have the same meaning as that set forth in
Section 2(a)(9) of the 1940 Act.

        F. "Exempt Security" shall mean direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares issued by open-end registered investment companies. This exemption does not include closed-end funds.

        G. "Initial Public Offering" means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act.

        H. "Limited Offering" shall mean an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

        I.      "Nuveen" means The John Nuveen Company ("JNC").

        J. "Purchase or Sale of a Security" includes, among other things, the writing or purchase of an option to purchase or sell a Security.



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        K.      "SEC" means Securities and Exchange Commission.

        L. "Security" shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

        M. "Security is being considered for purchase or sale" shall mean when:

                (i) a member of the research and investment team initially presents a Security for consideration to the rest of the research and investment team;

                (ii) the research and investment team has indicated their intention to purchase or sell a Security;

                (iii) a portfolio manager, trader or any other person who has the authority to place a trade for an Advisory Client places an order (other than a Maintenance trade) for an Advisory Client; or

                (iv) the research and investment team gives a portfolio manager, trader or any other person who has the authority to place a trade for an Advisory Client the discretion to execute an order for an Advisory Client over a specified period of time.

        N.      "1940 Act" means the Investment Company Act of 1940, as amended.

III     POLICY AGAINST TRADING ON THE BASIS OF INSIDE INFORMATION

        Rittenhouse's policy provides that no one receiving a salary from Rittenhouse (as an officer, director or employee) shall purchase or sell Securities for his or her personal portfolio or for the portfolios of others or recommend to others the purchase or sale of Securities, on the basis of (i.e., while aware) material inside information. This policy extends to activities within and outside their duties at Rittenhouse. For example, the policy extends to all purchases, sales or recommendations an employee might make, whether to friends or relatives outside of work or at work with respect to Securities being considered for purchase or sale.

        The term "insider trading" is not defined in the Federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in Securities (whether or not one is an "insider ") or to the communication of material nonpublic information to others.



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        A.      What is an Insider?

        The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.

        B.      What is Material Information?

        Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as (i) information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decision to purchase, sell or hold a security, or (ii) information that is reasonably certain to have a substantial effect on the market price of a company's securities. Information that employees should consider material includes, but is not limited to:

        -       dividend changes
        -       earnings estimates
        -       changes in previously released earnings estimates
        -       significant merger or acquisition proposals or agreements
        -       major litigation
        -       liquidity problems
        -       extraordinary management developments

The list above is not complete. If there is any reasonable question about whether or not the information is material, the information should be treated as being material.

        C.      What is Nonpublic Information?

        Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

        D.      Penalties for Insider Trading.

        Penalties for trading on the basis of or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:



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                -       civil injunctions
                -       triple damages
                -       repayment of profits
                -       jail sentences
                - fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited
                - fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

        In addition, any violation of this policy statement can be expected to result in serious sanctions by Rittenhouse, including dismissal of the persons involved.

IV.     PROCEDURES TO IMPLEMENT RITTENHOUSE'S INSIDER TRADING POLICY/CODE OF
        ETHICS

        The following procedures have been established to aid officers, directors and employees in avoiding insider trading and certain other transactions which might involve a conflict of interest or an appearance of impropriety and to aid Rittenhouse in preventing, detecting and imposing sanctions against persons who engage in insider trading and such other transactions. Every officer, director and employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Rittenhouse Compliance Officer.

        A.      Treatment of investment information.

                1.      Identifying Inside Information.

                Before trading for yourself or others in the Securities of a company about which you are aware of potential inside information, ask yourself the following questions.

                        (a) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the Securities if generally disclosed?

                        (b) Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation?

                2.      Reporting Suspected Inside information.

                If, after consideration of the above, you believe that the information may be material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:



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                        (a)     Report the matter immediately to the Rittenhouse
                Compliance Officer.

                        (b) Do not purchase or sell the Securities on behalf of yourself or others, including any Advisory Client, without prior express authorization of the Rittenhouse Compliance Officer.

                        (c) Do not communicate the information inside or outside Rittenhouse, other than to the Rittenhouse Compliance Officer.

                        (d) Upon a determination by the Rittenhouse Compliance Officer that the information is material and nonpublic, instructions will be issued promptly to:

                                (1)     halt temporarily all trading by
                        Rittenthouse in the security of the pertinent issuer and all recommendations of such security;

                                (2) ascertain the validity and non-public nature of the information with the issuer of the Securities;

                                (3) request the issuer or other appropriate parties to disseminate the information promptly to the public, if the information is valid and non-public; or

                                (4)     in the event the information is not
                        publicly disseminated, consult counsel and request advice as to what further steps should be taken, including possible publication by Rittenhouse of the information, before transactions or recommendations in the Securities are resumed.

                        (e) Upon a determination by the Rittenhouse Compliance Officer that the information is public or not material, you will be allowed to trade and communicate the information.

                3.      Restricting Access to Material Nonpublic Information.

                You may not communicate to anyone, including persons within Rittenhouse, information that you are aware of that you have identified as material and nonpublic except as provided in this section. In addition, care should be taken so that such information is secure. For example, files containing such information should be locked and access to computer files should be restricted.

                4.      Confidentiality of Information.

                Investment decisions made by Rittenhouse may not be disclosed to anyone other than Rittenhouse Advisory Clients, including a spouse, or other relative, or a social or business acquaintance.



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                5.      Application to The John Nuveen Company.

                Please note that as employees of a major subsidiary of The John Nuveen Company ("JNC") whose performance can be assumed to be material to JNC's performance, employees may often be aware of material, non-public information about JNC and they must follow the foregoing policies against trading on the basis of such information or communicating it to others.

V.      PROCEDURES FOR PERSONAL SECURITIES TRANSACTIONS

                Rittenhouse engages in three general categories of purchases and sales of Securities for Advisory Client accounts:

                Maintenance Trades - regular, day-to-day transactions in Securities on the Rittenhouse Pre-Clearance List (composed of Securities currently in Rittenhouse's model portfolios and alternative Securities to such model portfolios) for new accounts and where new money is deposited in, or withdrawn from, existing accounts, and any sales of such Securities that are directed by the Advisory Client. Maintenance trading does not involve the exercise of investment discretion by Rittenhouse, but relates solely to rebalancing existing Advisory Client accounts and investing new Advisory Client accounts in a passive manner to track a Rittenhouse model portfolio.

                Block Trades - the purchase or sale of Securities for all existing Advisory Client accounts as directed by Rittenhouse's research and investment team to effect a change to one or more model portfolio.

                Unsupervised Securities Trades - the purchase or sale of Securities over which Rittenhouse has no investment discretion.

                As discussed below, all Access Persons have to pre-clear any trades in Securities on the Pre-Clearance List and cannot buy or sell any Securities on the Blackout List.

        A. Pre-Clear All Trades in Securities on the Rittenhouse Pre-Clearance List.

                No Access Person may buy or sell any security on Rittenhouse's Pre-Clearance List for his or her personal portfolio where such person is deemed to have Beneficial Ownership unless he or she obtains authorization (either orally or via e-mail) from the Nuveen Legal Department (Ginny Johnson at ext. 7959, Lisa Crossley at ext. 7854, Larry Martin at ext. 7949 or Diane Meggs at ext. 8165), prior to effecting such security transaction. As a general rule, you are regarded as the Beneficial Owner of securities not only in your name but held in the name of members of your Immediate Family. Immediate Family includes: your spouse or domestic partner; your child or other relative who shares your home or, although not living in your home, is economically dependent upon you; or any other person if you obtain from such securities benefits substantially similar to those of ownership. Pre-clearance is also required before the exercise of an option on Securities included on the Rittenhouse Pre-Clearance List. Rittenhouse will maintain the Pre-Clearance List and circulate it to all Access Persons on a regular basis.



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                If oral pre-clearance is granted, the Nuveen Legal Department will also provide the requesting party with a written authorization form to memorialize the authorization that was granted. The written authorization form shall contain the name of the security, nature of the transaction (i.e. purchase, sale or other), quantity of the transaction and the date pre-clearance was granted.

                Every pre-clearance approval granted by the Nuveen Legal Department will expire at 5:00p.m. CT on the day pre-clearance is granted. The approval granted for securities being purchased or sold pursuant to limit orders is subject to the same time limit. Accordingly, a requesting party will be required to renew clearance for the transaction if the trade (including a limit order) is not completed before the authorization expires.

        B.      Pre-clearance is Not Required for Transactions in the Following
        Securities:

                        (1) Securities not listed on Rittenhouse's Pre-Clearance List.

                        (2)     Exempt Securities.

                        (3) Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control.

                        (4) Securities purchased or sold in a transaction, which is non-volitional on the part of the Access Person, including the call of an option currently owned by the Access Person by a third party.

                        (5) Securities acquired as a part of an automatic dividend reinvestment plan. Note: you will need initial approval to participate in a dividend reinvestment plan.

                        (6) Securities acquired from the issuer in transactions such as rights or warrant offerings that are issued pro rata to all holders of a class of its Securities.

                        (7)     Unsupervised Securities.

                If you have questions as to whether purchasing or selling a security for your personal portfolio or the portfolio of an immediate family member requires pre-clearance, you should consult the Rittenhouse Compliance Officer prior to effecting such Securities transaction.



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        C.      The Rittenhouse Blackout List.

                Rittenhouse also maintains and circulates a Blackout List of Securities that are either currently being added to or deleted from Advisory Client accounts in Block Trades or for any Security being considered for purchase or sale by the research and investment team (and which shall remain on the Blackout List until the research and investment team decides not to consider the Security for purchase or sale). No Access Person may buy or sell any Security on the Blackout List, including purchasing or selling an option on such Securities, for his or her personal portfolio or the portfolio of a member of his or her immediate family until seven (7) days from the date such Security has been removed from the Blackout List.

        D. Limited Exception to Blackout Procedures for Members of the Research and Investment Team.

                Notwithstanding the prohibition on effecting a personal trade in a Security on the Blackout List, members of the research and investment team are permitted to purchase such Securities only under the following circumstances:

                        (1) any transaction in a Security on the Blackout List will be effected only in a managed account custodied at Paine Webber or Merrill Lynch;

                        (2) the objective of the account will be to track one of Rittenhouse's model portfolios, and the owner of the account will have no discretion over the investment decisions in the account. The beneficial owner of such accounts are required to complete and sign Exhibit F;

                        (3) Rittenhouse's trading department will effect all transactions for any such account only after it has included the account(s) into its normal Block Trade rotation system relating so that any allocation to such an account by Rittenhouse is fair and equitable over time;

                        (4) a member of the research and investment team may only avail him or herself of this limited exception if the person invests no less than $25,000 per equity account and $50,000 per balanced account;

                        (5) For accounts that members of the research and investment team, or any member of their household currently have which hold Rittenhouse eligible securities (securities with market capitalization's of $5 billion and above), such accounts will be grandfathered if opened prior to June 1, 2002. While we suggest that these accounts be transferred to a managed account, if the beneficial owner decides to retain the account, purchases of Rittenhouse eligible securities will be prohibited. Sales of Rittenhouse eligible securities from these accounts, including tax selling, must be pre-cleared by the Nuveen Legal Department in accordance with these procedures.



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                        (6)     if a member of the research and investment team
                does not meet the conditions in (1) - (4) above, the person may invest in shares of the Rittenhouse - Nuveen Growth Fund.

        E.      Pre-Clearance, Blackout Periods and Other Rules for JNC Stock.

                All Access Persons must pre-clear all trades in JNC stock for their personal portfolio or for a member of their immediate family with one of the attorneys in the Nuveen Legal Department (Larry Martin at ext. 7947, Lisa Crossley at ext. 7854 or Giff Zimmerman at ext. 7945). Pre-clearance for JNC trades is valid for one business days. The following procedures also apply:

                        (1) Do not trade in JNC stock during the two weeks before any annual or quarterly release of earnings. JNC normally releases earnings a couple of weeks after the end of each quarter. You may not purchase or sell JNC stock from the fifth day of any calendar quarter until two business days after the public release of earnings for the prior period.

                        (2) Do not engage in short-term trading activity in JNC. Jumping in and out of the market may create the appearance of insider trading.

                        (3) Do not engage in any transactions where you profit if the value of JNC shares fall. An example of such a transaction is a short sale.

                        (4) Do not engage in any transaction in options (other than JNC issued options) related to the JNC's stock.

                        (5) Do not in any way encourage others to engage in transactions which you cannot engage.

                        (6) Do not discuss significant or confidential matters regarding Rittenhouse or Nuveen business or finances with outsiders and do not discuss such matters with Rittenhouse or Nuveen employees who are not involved in such matters and who otherwise do not have a work-related "need to know" about such matters.

                        (7) Do not discuss significant or confidential work matters in public places such as commercial airlines, elevators or restaurants.

        F. Additional Restrictions on Personal Securities Transactions by Access Persons.

                Access Persons are also subject to the following additional restrictions.

                        (1)     Initial Public Offerings.

                Access Persons may not directly or indirectly acquire Beneficial Ownership in any Securities in an initial public offering.



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                        (2)     Limited Offerings.

                Access Persons may not directly or indirectly acquire Beneficial Ownership in Securities in limited offerings without obtaining written authorization from the Nuveen Legal Department prior to effecting such purchase. See Section 4 above for a list of appropriate parties for pre-clearance.

                Access Persons who have acquired a direct or indirect Beneficial Ownership interest in a limited offering pursuant to such prior approval must disclose such interest when they participate in an investment decision for an Advisory Client regarding the same issuer. Furthermore, any decision by an Access Person to buy Securities of the same issuer on behalf of an Advisory Client shall be subject to independent review by the Nuveen Legal Department. In the event that an Access Person gains Beneficial Ownership in a limited offering through inheritance, bequest or transfer, the Access Person shall report the limited offering on their next quarterly holdings report.

                        (3)     Ban on Short-Term Trading Profits.

                Access Persons may not profit by the purchase and sale, or sale and purchase, of the same or equivalent Securities within 60 calendar days, unless such Securities are an Exempt Security, or the Security is purchased in accordance with Paragraph V.D. of this Code.

                        (4)     Gifts.

                Access Persons may not receive any gift or any other thing with a value of more than $100 from any person or entity that does business or hopes to do business with or on behalf of Rittenhouse or any of its Advisory Clients.

                        (5)     Service as a Director.

                Access Persons may not serve on any board of directors of any public company without prior written authorization from Nuveen's Legal Department (Ginny Johnson at ext. 7959, Larry Martin at ext. 7947, Lisa Crossley at ext. 7854 or Diane Meggs at ext. 8165). Written approval shall be based on the determination of whether such service would be consistent with the interests of the Advisory Client, may be subject to any restriction or qualification the reviewer deems appropriate, and may be revoked by Nuveen's Legal Department at any time. If written approval is granted hereunder, Rittenhouse will place the securities issued by such company on Rittenhouse's Blackout List. In addition, you will be required to disclose service on any board of directors of any public company on your quarterly holdings reports.

        G.      Reporting Procedures.

                No Access Person shall purchase or sell any Security for an account, including an account established in accordance with paragraph V.D of this Code, or for a member of his immediate family (other than Exempt Securities) without reporting the transaction to



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        the Nuveen Legal Department (Ginny Johnson at ext. 7959, Larry Martin at
        ext. 7947, Lisa Crossley at ext. 7854 or Diane Meggs at ext. 8165). The reporting procedures set forth below have been adopted in order to provide Rittenhouse, and its affiliate Nuveen, which is assisting Rittenhouse, with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by employees.

                        (1) Each Access Person shall direct his or her broker to supply to the attention of Ginny Johnson of the Nuveen Legal Department, at Nuveen Investments, 333 West Wacker Drive, Chicago, Illinois 60606, on a timely basis, duplicate copies of the confirmations of all his or her personal Securities transactions and brokerage statements for all his or her Securities accounts. A suggested letter of instructions to the broker directing that duplicate copies be sent to Nuveen is attached hereto as Exhibit A.

                        (2) Not later than 10 days after the end of each calendar quarter, each Access Person shall submit to the Nuveen Legal Department a quarterly transaction report showing all transactions in Securities, other than Exempt Securities, in which the person had, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership.(1) The report shall include the name or title of the security, date and nature of the transaction (i.e. purchase, sale or other type of acquisition or disposition), the interest rate and maturity date (if applicable), the number of shares (for equity Securities) and principal amount (for debt Securities) of each Security involved, the price at which the transaction was effected, and the name of broker, dealer or bank through which the transaction was effected and the date the report is submitted by the Access Person or a certification that all transactions in the quarter and the information required to be disclosed in the report were previously reported on the brokerage statements provided. In addition, with respect to any account established by the Access Person in which any

------------------------
(1) You will be treated as the beneficial owner of a security if you have a direct or indirect pecuniary interest in the security.

            (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

            (b) An indirect pecuniary interest is any non-direct financial interest, including but not limited to, securities held by members of your immediate family sharing the same household; your proportionate interest as a general partner in the portfolio securities held by the general or limited partnership; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; securities held by a trust of which you are trustee if you have any pecuniary interest in any holding or transaction in the issuer's securities held by the trust as well as if you are trustee and a member of your immediate family receives certain performance fees or is a beneficiary of the trust; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.



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                Securities were held during the quarter for the direct or
                indirect benefit of the Access Person, the report shall include the name of the broker, dealer or bank with whom the Access Person established the account, the date the account was established, and the date the report is submitted by the Access Person. If no reportable transactions have occurred or no accounts were established in the quarter, the report shall so state. A sample copy of such quarterly transaction report is attached as Exhibit B. All reports, brokerage statements and confirmations required to be filed with the Nuveen Legal Department hereunder will be maintained in the strictest confidence in locked file cabinets in an area with no public access.

                        (3) Access Persons must also provide the Nuveen Legal Department with Initial and Annual Holdings Reports which requires disclosure of the title, number of shares (for equity Securities) and principal amount (for debt Securities) of each Security (other than Exempt Securities) in which such person had any direct or indirect Beneficial Ownership, the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities were held for his or her direct or indirect benefit, and the date the report is submitted by the Access Person. The Initial Holdings Report is due no later than 10 days after the person becomes an Access Person of Rittenhouse and the Annual Holdings Report is due no later than 10 days after the end of the calendar year. The information in the Annual Holdings Report must be current as of a date no more than 30 days before the report is submitted. See Exhibits C and D.

                        (4)     Exceptions to Reporting Requirements.

                        A person need not make a report under this section with
                respect to transactions effected for and Securities held in any account for which the person has no direct or indirect influence or control.

        H.      Annual Certification Procedure.

                Each officer, director and employee shall certify annually that they (1) have read and understood this Code, (2) agree that they are legally bound by it, (3) have abided, and will abide, by its requirements, and (4) have reported all personal Securities transactions required to be disclosed pursuant to the requirements of this Code. Such certification shall be in the form attached hereto as Exhibit E.

VI.     ADDITIONAL PROCEDURES

        A       Rittenhouse shall use reasonable diligence and institute
procedures reasonably necessary to prevent violations of this Code.

        B. The Nuveen Legal Department shall review the reports, statements and confirms received and compare them with the pre-clearance authorization received and report any trading or reporting violations to Rittenhouse's Managing Directors. In addition, in accordance with Rule 17j-1 of the 1940
Act, no less frequently than annually, Nuveen shall furnish a report to the Board of Directors of the funds advised or subadvised by Rittenhouse and Rittenhouse's Compliance Officer that: (1) describes any issues arising under the Code or procedures since the last report to the board involving Access Persons of such fund, including, but not limited to, information about material violations of the Code or procedures by such Access Persons and the sanctions imposed in connection therewith, and (2) certifies that Rittenhouse has adopted procedures to prevent Access Persons from violating the Code.

        C. Rittenhouse's Managing Directors, and the Board of Directors of the funds advised or subadvised by Rittenhouse, as applicable, shall consider reports made to it hereunder and shall determine whether the policies established in the Code have been violated, and what sanctions, if any, shall be imposed on the violator including but not limited to, a letter of censure, suspension or termination of employment of the violator, or the unwinding of the transaction and the disgorgement of any profits.

        D. This Code, a copy of every report by each Access Person (including information provided in lieu of reports), any internal reports hereunder, a record of any violation of this Code and of any action taken as a result of the violation, a list of all persons required to make reports and any other records required under Rule 17j-1 of the 1940 Act shall be preserved with Nuveen' s records for the period and in the manner required by Rule 17j-1 of the 1940 Act and Rule 204-2 under the Advisers Act, as applicable.

VII.    CONSULTATION

        Any question which officers, directors or employees of Rittenhouse may have as to the applicability or interpretation of these policies in a particular case should be promptly submitted to the Nuveen's Legal Department for determination.

VIII.   IDENTIFICATION OF ACCESS PERSONS

        The Rittenhouse Compliance Officer shall identify all persons who are considered to be Access Persons and provide them and all employees with copies of this Code.

IX.     EXCEPTIONS TO THE INSIDER TRADING POLICY/CODE OF ETHICS

        The Nuveen Legal Department may make exceptions on a case by case basis from the rules set forth in this Code upon a determination that the conduct at issue involves a negligible opportunity for abuse or otherwise merits an exemption from the Code. All such exemptions must be received in writing by the person requesting the exemption before becoming effective.

X.      SANCTIONS

        Upon discovering a violation of this Code, Rittenhouse may impose such sanctions as it deems appropriate, including, among other things, disgorgement of profits, a letter of censure or suspension or termination of the employment of the violator.

XI.     GENERAL

        This policy is not intended to be a statement of applicable law. It is not intended to create legal duties to anyone other than Rittenhouse; rather its purpose is to provide guidance and adopt sound practices.

                                    RITTENHOUSE FINANCIAL SERVICES, INC.


                                    Adopted ______,2002

                                    EXHIBIT A

                    FORM OF LETTER TO BROKER, DEALER OR BANK

                                     (Date)

Broker Name and Address
Attention: Name of Broker Representative or Compliance Department

Re:     Employee Name
        Account Number

Dear____________________:

Rittenhouse Financial Services is a wholly-owned subsidiary of Nuveen Investments and the Nuveen Compliance Department assists in Rittenhouse Financial Services' compliance efforts. Therefore, in compliance with NASD Conduct Rule 3050 and NYSE Rule 407, please consider this letter confirmation that Employee Name is an employee of Rittenhouse Financial Services. You are requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the above-referenced account to RFS' affiliate, Nuveen Investments, at the following address:

                               Nuveen Investments
                           Attention: Legal Department
                              333 West Wacker Drive
                             Chicago, Illinois 60606

Thank you for your prompt attention to this matter.


Very truly yours,

NUVEEN INVESTMENTS


Virginia A. Johnson
Compliance Administrator



cc: Name of Employee

                                    EXHIBIT B

                      RITTENHOUSE FINANCIAL SERVICES, INC.


                     PERSONAL SECURITIES TRANSACTION REPORT

                FOR THE CALENDAR QUARTER ENDED _________________

To:     Access Persons

From:   Ginny Johnson
        Chicago Legal Department

Rittenhouse's Code of Ethics requires you to report on a quarterly basis your reportable personal securities transactions, other than transactions in Exempt Securities, during the calendar quarter, including transactions in securities you Beneficially Own.

Please note that securities transactions reported on brokerage statements provided to Nuveen's Legal Department need not be separately reported by you each quarter. As long as the Legal Department is receiving copies of your brokerage statements and you had no other reportable transactions, you have nothing to report on this form.

                        PLEASE COMPLETE THE FORM AND RETURN TO GINNY JOHNSON, LEGAL DEPARTMENT BY (10TH DAY AFTER QUARTER).

[ ] I hereby represent that my reportable personal securities transactions, if any, executed during the prior calendar quarter are listed in the monthly statements and/or confirmations of the brokerage accounts being furnished to Nuveen's Legal Department and that I have had no other reportable transactions. TO THE EXTENT I HAVE ADVISED THAT ANY OF MY ACCOUNTS ARE MANAGED BY INDEPENDENT MANAGERS, I HEREBY CERTIFY THAT NEITHER I NOR MY SPOUSE NOR ANY OTHER MEMBER OF MY HOUSEHOLD HAVE OR WILL EXERCISE ANY INVESTMENT DISCRETION OVER THE ACCOUNT.

Signature_______________________

Date____________________

Print Name______________________


[ ]     I hereby represent that certain reportable personal securities transactions which took place during the prior calendar quarter are not reflected in the monthly statements or confirmations of the brokerage accounts and that I have listed such additional transactions on the attached Personal Securities Transaction Report or provided copies of the relevant brokerage statements or confirmations. TO THE EXTENT I HAVE ADVISED THAT ANY OF MY ACCOUNTS ARE MANAGED BY INDEPENDENT MANAGERS, I HEREBY CERTIFY THAT NEITHER I NOR MY SPOUSE NOR ANY OTHER MEMBER OF MY HOUSEHOLD HAVE OR WILL EXERCISE ANY INVESTMENT DISCRETION OVER THE ACCOUNT.


Signature_______________________

Date____________________

Print Name______________________

                     PERSONAL SECURITIES TRANSACTION REPORT

               FOR THE CALENDAR QUARTER ENDED ___________________


Transactions Not Reported on Brokerage Statements/Confirms Provided to Nuveen

        During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Rittenhouse Financial Services, Inc.

NOTE: PLEASE INDICATE WITH AN * ANY SECURITY HELD IN A MANAGED ACCOUNT. YOU ARE ASSUMED TO HAVE DIRECT OR INDIRECT CONTROL OVER TRANSACTIONS EFFECTED IN THE MANAGED ACCOUNTS YOU BENEFICIALLY OWN UNLESS YOU CERTIFY HERE THAT YOU DO NOT HAVE SUCH DIRECT OR INDIRECT CONTROL.

                                 Number of                                           Nature of
                                 Shares or      Dollar Amount     Broker/Dealer/    Transaction
                  Date of        Principal             of          Bank through      (Purchase
   Security     Transaction        Amount        Transaction       Whom Effected    Sale, Other)      Price
   --------     -----------        ------        -----------       -------------    ------------      -----

1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.



                                               Signature: ______________________

                                               Print Name:______________________






   THIS IS SENT TO RITTENHOUSE EMPLOYEES WHO ARE ALSO SUBJECT TO NUVEEN'S CODE

                     PERSONAL SECURITIES TRANSACTION REPORT

                  FOR THE CALENDAR QUARTER ENDED _____________


TO:     ACCESS PERSONS

FROM:   GINNY JOHNSON
        LEGAL DEPARTMENT

As an Access Person under the Rittenhouse Code of Ethics and the Nuveen Code of Ethics, you are required to report on a quarterly basis your reportable personal securities transactions, other than transactions in exempt securities, during the calendar quarter, including transactions in securities you Beneficially Own.

Please note that transactions on your brokerage statements provided to the Nuveen Legal Department do not need to be separately reported by you each quarter. As long as the Legal Department is receiving copies of all of your brokerage statements and you had no transactions not reported on such brokerage statements, you have nothing to report on this form.

                        PLEASE COMPLETE THE FORM AND RETURN TO GINNY JOHNSON, LEGAL DEPARTMENT BY APRIL 10, 2002.

[ ]     I hereby represent that all my reportable personal securities transactions executed during the prior calendar quarter are listed in the monthly statements of the brokerage accounts being furnished to Nuveen's Legal Department and that I have had no other reportable transactions. TO THE EXTENT I HAVE ADVISED THAT ANY OF MY ACCOUNTS ARE MANAGED BY INDEPENDENT MANAGERS, I HEREBY CERTIFY THAT NEITHER I NOR ANY MEMBER OF MY IMMEDIATE FAMILY (AS DEFINED IN THE "CODE") HAVE OR WILL EXERCISE ANY INVESTMENT DISCRETION OVER THE ACCOUNT.

Signature_______________________

Date____________________

Print Name______________________


[ ]     I hereby represent that certain reportable personal securities transactions which took place during the prior calendar quarter are not reflected in the monthly statements or confirmations of the brokerage accounts and that I have listed such additional transactions on the attached Personal Securities Transaction Report or provided copies of the relevant brokerage statements or confirmations. TO THE EXTENT I HAVE ADVISED THAT ANY OF MY ACCOUNTS ARE MANAGED BY INDEPENDENT MANAGERS, I HEREBY CERTIFY THAT NEITHER I NOR ANY MEMBER OF MY IMMEDIATE FAMILY (AS DEFINED IN THE "CODE") HAVE OR WILL EXERCISE ANY INVESTMENT DISCRETION OVER THE ACCOUNT.

Signature_______________________

Date____________________

Print Name______________________

                     PERSONAL SECURITIES TRANSACTION REPORT

                     FOR THE CALENDAR QUARTER ENDED________


TRANSACTIONS NOT REPORTED ON BROKERAGE STATEMENTS/CONFIRMS PROVIDED TO NUVEEN

        DURING THE QUARTER REFERRED TO ABOVE, THE FOLLOWING TRANSACTIONS WERE EFFECTED IN SECURITIES OF WHICH I HAD, OR BY REASON OF SUCH TRANSACTIONS ACQUIRED, DIRECT OR INDIRECT BENEFICIAL OWNERSHIP, AS DEFINED IN THE NUVEEN CODE OF ETHICS AND REPORTING REQUIREMENTS AND THE RITTENHOUSE CODE OF ETHICS, AND WHICH ARE REQUIRED TO BE REPORTED.

NOTE: PLEASE INDICATE WITH AN * ANY SECURITY HELD IN A MANAGED ACCOUNT. YOU ARE ASSUMED TO HAVE DIRECT OR INDIRECT CONTROL OVER TRANSACTIONS EFFECTED IN THE MANAGED ACCOUNTS YOU BENEFICIALLY OWN UNLESS YOU CERTIFY HERE THAT YOU DO NOT HAVE SUCH DIRECT OR INDIRECT CONTROL.

                                  Number of                                          Nature of
                                  Shares or      Dollar Amount    Broker/Dealer/     Transaction
                   Date of        Principal             of         Bank through      (Purchase
    Security     Transaction        Amount        Transaction      Whom Effected     Sale, Other)      Price
    --------     -----------        ------        -----------      -------------     ------------      -----

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.


                                           Signature: _________________________

                                           Print Name:_______________________

                                    EXHIBIT C

                   INITIAL HOLDINGS REPORT FOR ACCESS PERSONS

        Pursuant to the Rittenhouse Financial Services, Inc. Insider Trading Policy/Code of Ethics (the "Code"), each Access Person is required to disclose all personal holdings of Securities (other than Exempt Securities) for which he/she has direct or indirect Beneficial Ownership and the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person.(1) The report must submitted no later than 10 days after becoming an Access Person of Rittenhouse.

NOTE: Please indicate with an * any security held in a managed account. You are assumed to have direct or indirect control over transactions effected in the managed accounts you Beneficially Own, unless you certify here that you do not have such direct or indirect control.

        Please also note that the report requires you to disclose the name of any broker, dealer or bank with which the Access Person has an account in which any Securities are held for his or her direct or indirect benefit, including Exempt Securities.

SECURITY        NUMBER      PRINCIPAL      BROKER/DEALER/
              OF SHARES      AMOUNT           BANK WHO
                               OF            MAINTAINS
                             SECURITY        SECURITIES
_____________________________________________________________
_____________________________________________________________

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________



                                Print Name: ___________________________

                                Signature:_____________________________

                                Date:__________________________________




________________________
(1) Unless otherwise specified, all capitalized terms have the same meaning as set forth in the Code.

                                    EXHIBIT D

                    ANNUAL HOLDINGS REPORT FOR ACCESS PERSONS

        Pursuant to Ritterihouse Financial Services, Inc. Insider Trading Policy/Code of Ethics (the "Code"), each Access Person of Rittenhouse is required to disclose their personal holdings in Securities other than Exempt Securities for which such person has direct or indirect Beneficial Ownership and the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for his or direct or indirect benefit.(1) Pursuant to this requirement, I have attached to this Report brokerage statements describing all personal holdings in Securities (other than Exempt Securities) for which I have direct or indirect Beneficial Ownership and the name of any broker, dealer or bank with whom I maintain an account in which any Securities are held for my direct or indirect benefit as of December 31,
________.

        With respect to any personal holdings not reflected in the brokerage statements, I have disclosed below the Securities in which I have any direct or indirect Beneficial Ownership and the names of brokers, dealers or banks which maintain accounts in which Securities are held for my direct or indirect benefit as of December 31, ______. If there is no additional information to be reported, please check the appropriate box below.

NOTE: Please indicate with an * any security held in a managed account. You are assumed to have direct or indirect control over transactions effected in the managed accounts you Beneficially Own, unless you certify here that you do not have such direct or indirect control.

        Please also note that the report requires you to disclose the name of any broker, dealer or bank with which the Access Person has an account in which any Securities are held for his or her direct or indirect benefit, including Exempt Securities.








------------------------
(1) Unless otherwise specified, all capitalized terms have the same meaning as set forth in the Code.

SECURiTY         NUMBER         PRINCIPAL       BROKER/DEALER/
                OF SHARES        AMOUNT            BANK WHO
                                   OF             MAINTAINS
                                SECURITY          SECURITIES
_________________________________________________________________
_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________


[ ]     I hereby represent that my reportable personal Securities holdings and
Securities account information required to be disclosed has been included in the brokerage statements and I have no other reportable disclosure requirements.



                                           Print Name: _________________________

                                           Signature:___________________________

                                           Date:________________________________

                                    EXHIBIT E

                      RITTENHOUSE FINANCIAL SERVICES, INC.

                               ANNUAL CERTIFICATE

        Pursuant to the requirements of the Insider Trading Policy/Code of Ethics of Rittenhouse Financial Services, Inc. ("Rittenhouse"), the undersigned hereby certifies as follows:

                (1) I have read and understood Rittenhouse's Insider Trading Policy/Code of Ethics.

                (2) I have and will abide by the Insider Trading Policy/Code of Ethics.

                (3)     I intend to be legally bound hereby.

                (4) Since the date of my last Annual Certificate (if any) given pursuant to the Insider Trading Policy/Code of Ethics, I have reported all personal Securities transactions and other information required to be reported under the requirements of the Insider Trading Policy/Code of Ethics.


Date: __________________________



                                         _______________________________________
                                         Print Name



                                         _______________________________________
                                         Signature

                                    EXHIBIT F

                      RITTENHOUSE FINANCIAL SERVICES, INC.

                            BENEFICIAL OWNER'S LETTER



_________________________.
Date


Nuveen Investments
Compliance Department
333 W. Wacker Drive
Chicago, IL 60606

RE:     _______________________

        __________- Custodian Account Number _____________


Dear Compliance Officer:


I am a member of the research and investment team at Rittenhouse Financial Services, Inc. With respect to our Insider Trading Policy/Code of Ethics, I have set-up the above-referenced managed account. By signing this letter I agree not to place any restrictions, including asset allocation restrictions, on the above-referenced account, thereby giving-up any discretion that I may have with respect to the trading and investment decisions on this account. Rittenhouse will manage the above-reference account with full discretion. I understand that I instruct Rittenhouse in writing to initiate tax selling for a specified dollar amount for the above referenced account. I understand that I cannot instruct Rittenhouse to purchase or sell any specific securities in this regard. The designated Rittenhouse trader will use his/her discretion to accommodate my tax selling requests


Sincerely,



________________________/
Employee





                                      E-2